EXHIBIT 3.15

                           CERTIFICATE OF AMENDMENT OF

                       DESIGNATION, PREFERENCES AND RIGHTS

                                       OF

                            SERIES B PREFERRED STOCK

                                       OF

                                  EPIGEN, INC.


         EPIGEN, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation), in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, does hereby
CERTIFY:

         1. The Certificate of Incorporation, as amended, of the Corporation fixes the total number of shares of all classes of capital stock which the Corporation shall have authority to issue as Sixty-Five Million (65,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $.001 per share (the "Common Stock"), and Fifteen Million (15,000,000) shares shall be shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

         2. The Certificate of Incorporation, as amended, of the Corporation, expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of said Preferred Stock in one or more series, with such voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors as are not stated and expressed in its Certificate of Incorporation, as amended.

         3. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors, at a meeting duly held on June 17, 1996, at which a quorum was duly present and acting throughout, duly authorized and adopted the provisions establishing a Series B Preferred Stock of the Corporation pursuant to a Certificate of Designation, Preferences and Rights of Series B Preferred Stock filed with the Secretary of State of Delaware on June 18, 1996. All of the outstanding shares of Series B Preferred Stock were acquired by the Corporation pursuant to an exchange of shares of its Common Stock for such outstanding shares of Series B Preferred Stock on July 14, 1997 and restored to the status of authorized but unissued shares of preferred stock, without designation. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors, at a meeting duly held on June 7, 2000, at which a quorum was duly present and acting throughout, duly authorized and adopted the provisions set forth in the following

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resolution providing for an Amended Certificate of Designation,  Preferences and
Rights of Series B Preferred Stock as follows:

         RESOLVED, that an issue of a series of the Preferred Stock, par value $.001 per share, of the Corporation consisting of Five Hundred Thousand (500,000) shares is hereby provided for, and the voting power, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, are fixed hereby as follows:

                  1. DESIGNATION. The designation of such series shall be "Series B Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock") and the number of shares constituting such series is Five Hundred Thousand (500,000). The number of authorized shares of Series B Preferred stock may be increased or reduced by further resolutions of the board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction has been so authorized, but the number of shares of Series B Preferred Stock shall not be reduced below 500,000 unless there shall be less than 500,000 shares of Series B Preferred Stock outstanding, in which case the number of shares of Series B Preferred Stock may be reduced to a number of shares equal to the number of such shares outstanding from time to time. Shares of Series B Preferred Stock shall be evidenced by certificates registered in the name of the record holder of such shares of Series B Preferred Stock.

                  2. DIVIDENDS. The Series B Preferred Stock shall be entitled to share pari passu on a share for share basis with the Common Stock of the Corporation if, in any dividends if, as and when declared by the Corporation's Board of Directors.

                  3. MANDATORY REDEMPTION. The shares of Series B Preferred Stock shall be redeemed by the Corporation not later than August 31, 2001 (the "Redemption Date") at a price per share of $1.00; provided, however, that the Corporation shall have the right at any time prior to the Redemption Date to repurchase all or any portion of the then outstanding shares of Series B Preferred Stock, pro rata, from the holders thereof providing it has funds legally available therefor. Any such repurchase shall be upon thirty (30) days' prior written notice to the holders of the shares of Series B Preferred Stock, which notice shall set forth the number of shares of Series B Preferred Stock to be repurchased from the holder receiving such notice, the date of such repurchase (the "Repurchase Date"), and instructions for tendering certificates representing the shares of Series B Preferred Stock to be repurchased. From and after any Repurchase Date, the holders of shares of Series B Preferred shall have no rights as shareholders with respect to the shares of Series B Preferred Stock so purchased, but shall stand as creditors of the Corporation for the amount of the repurchase price therefor.

                  4. SHARES TO BE RETIRED. All shares of Series B Preferred Stock redeemed or purchased by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred Stock.

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                  5.  CONVERSION OR EXCHANGE.

                  (a) CONVERSION RIGHT. Except as set forth in subsection 5(c) hereof, at any time prior to the Mandatory Redemption Date set forth in
         Section 3 hereof, the holders of Series B Preferred Stock shall have the right at any time to convert all, but not less than all, of such shares of Series B Preferred Stock into shares of the Corporation's Common Stock or such other securities into which such Common Stock shall have been converted, or by which the Corporation's Common Stock shall have been replaced, at the rate of one share of Common Stock of the Corporation for each share of Series B Preferred Stock.

                  (b) MANDATORY CONVERSION. In the event the Corporation shall engage in an "equity financing" for Common Stock and/or other securities of the Corporation then each outstanding share of Series B Preferred Stock must be converted by the holders of Series B Preferred Stock into Common Stock and/or other securities of the Corporation at one of the following rates: (i) the amount of shares of Common Stock or other securities of the Corporation set forth in Section 5(a) hereof or
         (ii) that number of shares of Common Stock and/or other securities of the Corporation to be offered in such equity financing determined by
         (A) dividing the aggregate purchase price paid by such holder for his or her shares of Series B Preferred Stock by the aggregate purchase price paid by the purchasers of the Corporation's securities in such equity financing and (B) multiplying the resulting quotient by the number of shares of Common Stock and/or other securities of the Corporation to be issued in such equity financing. For purposes of this provision, the term "equity financing" shall mean the sale the sale, in one or more transactions or offerings by the Corporation of its shares of Common Stock and/or other securities resulting in aggregate gross proceeds to the Corporation of not less than $2,000,000. In the event the equity financing shall involve transactions with different terms, any election by a holder of Series B Preferred Stock to convert his or her shares Series B Preferred Stock pursuant to subsection (ii) of this
         Section 5(b) shall be pro rata among the various transactions constituting the equity financing.

                  (c) NOTICE OF CONVERSION. Any holder of outstanding shares of Series B Preferred Stock may elect to convert such shares of Series B Preferred Stock into shares of Common Stock by serving written notice on the Corporation setting forth (1) the number of shares of such holder's Series B Preferred Stock to be converted; (2) the date by which such conversion must occur, such date being at least twenty (20) and not more than sixty (60) days after the date of such notice; provided, however, that in the event the Company exercises its right to redeem the Series B Preferred Stock prior to the Mandatory Redemption Date set forth in Section 3 hereof, the holders of Series B Preferred Stock shall have the right to elect to convert pursuant to Section 5(a) hereof at any time prior to such early redemption date by written notice to that effect received by the Corporation prior to the date set forth in the Corporation's notice of early redemption; (3) whether such shares of Common Stock or other securities are to be evidenced by a single certificate or multiple certificates (in which latter case the denominations of such certificates shall also be set forth); and (4) if such certificates are to be issued in the name

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         or names of a person or  persons  other  than that of the holder of the
         Series B Preferred Stock so converting, the name(s) and address(es) of such other person(s). Any securities issued pursuant to this subsection
         (b)(ii) shall be in addition to any securities actually issued in such equity financing.

                  (d) ISSUANCE OF CERTIFICATES. Promptly following the effective date of any conversion in accordance with this Section 5, the Corporation shall issue a certificate or certificates evidencing shares of Common Stock and/or other securities of the Corporation into which such shares of Series B Preferred Stock have been converted in accordance with this Section 5.

                  6.  CERTAIN ADJUSTMENTS.

                  (a) STOCK DIVIDENDS, SPLITS AND COMBINATIONS. If at any time or from time to time, the holders of Common Stock become entitled to receive additional shares or less shares because of a stock dividend, stock split or combination of shares, the number of outstanding shares of Series B Preferred Stock shall be proportionately and correspondingly adjusted.

                  (b) RECLASSIFICATIONS. If at any time or from time to time, the holders of Common Stock become entitled to receive a different class of stock (the "Entitlement Event"), any holder of outstanding shares of Series B Preferred Stock shall be entitled to receive the same number and kind of shares of stock as a holder of shares of the Common Stock immediately prior to the Entitlement Event was eligible to receive with respect to such Common Stock pursuant to the Entitlement Event. This provision shall include any reclassification in connection with a merger of another corporation into the Corporation.

                  (c) MERGER INTO OR SALE OF ASSETS TO ANOTHER CORPORATION. If at any time or from time to time, the holders of the Common Stock become entitled to receive stock, securities, property or cash (or any combination of them) by reason of a capital reorganization or dissolution, liquidation or winding-up of the Corporation, a merger with, a consolidation of the Corporation into, a sale of all or substantially all of the assets of the Corporation to, another corporation (the "Reorganization Event"), each holder of shares of Series B Preferred Stock shall be entitled to receive the same stock, securities, property or cash (or combination of them) as a holder of the same number of shares of the Common Stock was eligible to receive with respect to such Common Stock pursuant to the Reorganization Event.

                  7. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall be entitled, at all meetings of the Stockholders of the Corporation and on all occasions where stockholders are entitled to vote or give their consent, to one (1) vote for each share of Series B Preferred Stock owned by them. The holders of shares of Series B Preferred Stock shall vote with the holders of shares of Common Stock as a single class on all matters, except to the extent that holders of Common Stock or holders of Series B Preferred Stock shall be entitled to vote as a

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         separate class only on matters which effect the rights, preferences and privileges of the Series B Preferred Stock.

                  8. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred Stock shall entitled to a liquidation preference of $1.00 per share, payable out of the assets of the Corporation therefor prior to any payment to the holders of the Corporation's Series A Preferred Stock of Common Stock. In the event the assets of the Corporation are not sufficient to pay such amount in full, the assets legally available therefor shall be paid to the holders of Series B Preferred Stock, pro rata. The consolidation or merger of the Corporation with or into any other corporation, or the sale of substantially all of the assets of the Corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7, but only if such consolidation, merger or sale of assets shall not in any way impair the voting power, preferences or special rights of the Series B Preferred Stock.

                  9. LIMITATIONS ON DIVIDENDS ON JUNIOR RANKING STOCK. So long as any Series B Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock or any other stock of the Corporation ranking as to dividends or distributions of assets junior to the Series B Preferred Stock (any such junior ranking stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless the Corporation shall not be in default or in arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock. For purposes of this
         Section 9, the Corporation's Series A Preferred Stock shall be deemed Junior Stock.

                  10. RESTRICTIONS ON TRANSFER.

                  (a) RESTRICTIONS ON TRANSFER. Neither the Series B Preferred Stock, nor any interest therein, shall be transferable except upon the conditions specified in this Section 10, which conditions are intended to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws in respect of the transfer of any such securities or any interest therein.

                  (b) RESTRICTIVE LEGEND. Each certificate, if shares of Series B Preferred Stock shall issued in certificated form, shall (unless otherwise permitted by the provisions of this Section 10) include a legend in a form similar to the following:

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                  NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE
         SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER SUCH SECURITIES NO ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

                  (c) NOTICE OF PROPOSED TRANSFER. Each holder of shares of Series B Preferred Stock, by his acceptance of such shares, agrees to comply in all respects with the provisions of this Section 10. Prior to any proposed transfer of any shares of Series B Preferred Stock, except in the case of registration thereof pursuant to the Securities Act of 1933, as amended, the holder thereof shall give written notice to the Corporation of such holder's intention of effect such transfer. Each such notice shall describe the manner and circumstances of such transfer in reasonable detail, and shall be accompanied by (i) a written opinion of counsel reasonable satisfactory to the Corporation, addressed to the Corporation, to the effect that the proposed transfer may be effected without registration of the Series B Preferred Stock, or (ii) written assurance from the Securities Exchange Commission ("SEC") that the SEC will not recommend any action be taken by it in the event such transfer is effected without registration under such Act. Such proposed transfer may be effected only if the Corporation shall have received such notice and such opinion of counsel or written assurance, whereupon the holder of such shares of Series B Preferred Stock shall be entitled to transfer such shares of Series B Preferred Stock in accordance with the terms of such notice. Each certificate evidencing shares of Series B Preferred Stock so transferred shall bear the legend set forth in Section 10(b) hereof, and each uncertificated share of Series B Preferred Stock so transferred shall have entered against it in the Corporation's stock transfer ledger or other similar records a "stop transfer" legend, except that either such legend may be removed if the opinion of counsel or written assurance is to the further effect that no such legend nor the restrictions on transfer in this Section 10 are required in order to ensure compliance with such Act.

                  11. PREEMPTIVE RIGHTS. The holders of shares of Series B Preferred Stock shall not be entitled to any preemptive or preferential rights for the subscription to any shares of any capital stock of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Donald C. Fresne, its President, who affirms, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true, as of the 7th th day of June, 2000.

                                       EPIGEN, INC.

                                       By: /s/ Donald C. Fresne
                                           ----------------------
                                           Name: Donald C. Fresne
                                           Title: President

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